Exhibit 99

FOR IMMEDIATE RELEASE

Summary — Mercantile Bankshares Corporation Provides Earnings Guidance

BALTIMORE, MARYLAND, September 22, 2003 — Mercantile Bankshares Corporation (Nasdaq: MRBK) today furnished current information regarding its expected earnings for the third quarter in response to a wide range of estimates by securities analysts covering the company. Such estimates currently range from $.53 to $.73 per share, with a mean estimate of $.70.

For the second quarter of 2003, Mercantile reported fully-diluted earnings of $.72 per share. Included in this amount were $.06 per share of after-tax securities gains. Of these gains, approximately $.05 per share were attributable to the sale of equity securities and $.01 per share was attributable to the sale of bonds. In addition, Mercantile incurred $.01 per share of after-tax expenses related to its pending acquisition of F&M Bancorp (F&M). Adjusting for these securities gains and acquisition-related expenses, Mercantile reported fully-diluted earnings of $.67 per share.

For the third quarter of 2003, management expects Mercantile to report fully-diluted earnings of $.60 to $.62 per share. The adverse comparison to the second quarter is attributable to a number of factors.

First, while Mercantile’s investment securities portfolio continues to have a substantial unrealized gain, management does not plan to realize any securities gains in the third quarter. The bulk of the gains realized in the second quarter were attributable to the sale of equity securities that the company had held for some time and that management decided to sell as part of its ongoing review of the balance sheet.

Second, after-tax expenses related to the acquisition of F&M, which closed on August 12, 2003, are expected to amount to $.02 to $.03 per share. These expenses will be incurred in advance of the realization of cost-savings management expects Mercantile to derive from the integration of F&M beginning in the fourth quarter of 2003 and continuing into early 2004. Mercantile also expects to incur $.03 to $.05 per share in merger-related after-tax expenses during the fourth quarter. Most, if not all, of the expenses related to the integration of F&M are expected to be incurred by the end of 2003.

Due to the strength of F&M’s projected earnings, the increase in average outstanding shares attributable to the acquisition of F&M is not expected to have any dilutive impact on Mercantile’s earnings during the third quarter. Including costs attributable to the debt Mercantile issued in April 2003 to finance the cash portion of the F&M acquisition, dilution will amount to $.01 per share after-tax for the third quarter. The balance of the debt issued in April was used to restructure the capital of Mercantile’s affiliates and to generate greater liquidity at the holding company. The total costs associated with this debt during the third quarter are substantially the same as those incurred during the second quarter 2003.

Third, Mercantile’s net interest margin is expected to continue to compress in the third quarter. The net interest margin has fallen from 4.57% in the first quarter of 2003 to 4.38% in the second quarter and management expects it to decline to approximately 4.20% in the third quarter. The decline in the net interest margin during the third quarter will adversely affect growth in net interest income. This will be partially offset by growth in interest–earning assets resulting principally from the consolidation of F&M. The net effect of these two factors will be to reduce earnings per share by approximately $.01 to $.02 after-tax relative to the second quarter of 2003.

The decline in the net interest margin during the third quarter is driven principally by refinancings of consumer and mortgage-related loans and prepayments of mortgage-related securities held in the investment securities portfolio. These refinancings and prepayments accelerated in the third quarter in response to falling interest rates during the latter part of the second quarter. In addition, reinvestment yields on maturing investment securities have been generally lower, particularly in the early part of the third quarter. Management believes that refinancings and prepayments will moderate and that reinvestment yields, which have already improved, will stabilize for the balance of the year if current market conditions persist. Mercantile’s investment securities portfolio represents approximately 25% of interest-earning assets and has an average life of 2.9 years. Mortgage-related securities comprise approximately 39% of the investment securities portfolio. The restructuring of the investment securities portfolio initiated earlier this year has generated substantial incremental income, notwithstanding recent prepayments, without materially extending the average life of the portfolio or increasing the leverage of the company.

Other factors will also contribute to the decline in the margin during the third quarter, including management’s decision to maintain liquidity in advance of the F&M integration and the associated restructuring of the balance sheets of the affiliates involved, and strong deposit growth continuing to outpace loan growth.

Finally, management expects that Mercantile will incur severance-related expenses in its Investment and Wealth Management Division of approximately $.02 to $.03 per share after-tax during the third quarter.

Taken together, the items discussed above amount to approximately $.10 to $.13 per share, after-tax, of adverse impact relative to the second quarter ($.06 per share of securities gains; $.01 to $.02 per share of additional merger-related charges relative to the second quarter; $.01 to $.02 per share attributable to a lower net interest margin; and $.02 to $.03 per share attributable to severance expenses).

Management plans to provide further details with respect to earnings, its securities portfolio, and the integration of F&M in connection with its regular third quarter earnings release and conference call scheduled for October 21, 2003.

Cautionary Statements

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). Bankshares’ management uses these non-GAAP measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude goodwill and the amortization of goodwill related to the consummation of mergers. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Bankshares’ performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the interest rate environment may further compress margins and adversely affect net interest income; (2) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (3) economic slowdown could adversely affect credit quality and loan originations; (4) adverse governmental or regulatory policies may be enacted; (5) the businesses of Mercantile and F&M may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; and deposit attrition, operating costs, customer losses or business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; and (6) F&M’s actual earnings may not be as strong as projected; Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Bankshares’ reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).

Mercantile Bankshares Corporation, with assets in excess of $13 billion, is a multi-bank holding company headquartered in Baltimore. It has 17 banking affiliates in Maryland, one in Delaware and three in Virginia.

Investor Relations Contact:

David E. Borowy

410-347-8361

david.borowy@mercantile.net